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                                                                    EXHIBIT 10.5


                           MANHATTAN ASSOCIATES, LLC

                             SHARE OPTION AGREEMENT


     This Share Option Agreement (the "Option Agreement") is made as of July 1, 1997, by and between MANHATTAN ASSOCIATES, LLC, a Georgia limited liability company (the "Company"), and J. PAUL FURBISH, JR., an individual employed by the Company (the "Optionee").


                              W I T N E S S E T H:

     WHEREAS, on August 19, 1996, the Company issued to Optionee an option to purchase 5,620 shares of the Company (the "Prior Option") at a purchase price of $12.69 per share; and

     WHEREAS, the capitalization of the Company has recently been changed, so that the 875,000 issued and outstanding shares of the Company were converted into 10,000,002 shares through a share dividend, and the numbers of both the issued and authorized but unissued shares were therefore increased; and

     WHEREAS, the Company desires to execute with the Optionee a new share option agreement in order to adjust the number of shares and the exercise price, taking into account the changes in capitalization, so that Optionee shall continue to have rights equivalent to those under the Prior Option;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

1.   GRANT OF OPTION

     The Company hereby grants to the Optionee the right and option (the "Option") to purchase from the Company, on the terms and subject to the conditions set forth in this Agreement, sixty-four thousand two hundred twenty-
nine (64,229) shares of the Company (the "Option Shares").   The date of grant
of this Option shall be July 1, 1997 ("Date of Grant").

2.   PRICE

     The purchase price (the "Option Price") for the Option Shares subject to the Option granted by this Option Agreement is $1.11 per share.
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3.   EXERCISE OF OPTION

     The Option granted pursuant to this Option Agreement shall be subject to vesting and exercise as follows:

     3.1.  VESTING AND TIME OF EXERCISE OF OPTION.

     The Option shall vest as to one fourth (1/4) of the Option Shares on
December 31, 1997.   The Option shall vest as to an additional one fourth of the
Option Shares on December 31, 1998, December 31, 1999, December 31, 2000, respectively. Except as provided in Section 3.5.1 below, the Option shall not become exercisable until a Change in Control. For purposes of this Agreement, a Change of Control shall mean a sale or transfer (other than as security for the Company's obligations) of title to all of the computer software as well as the other material assets of the Company having a combined value of more than ninety percent (90%) of the total value of all the assets of the Company, as determined on the date of sale or transfer. A Change of Control shall not be deemed to occur merely upon the conversion of the Company to a corporation or other entity, whether by contribution of the Company's assets, merger or otherwise, if upon the conversion the ownership of the Company's equity interests remains in the hands of those who were Shareholders immediately preceding the conversion. The foregoing installments, to the extent not exercised, shall accumulate and be exercisable, in whole or in part, at any time and from time to time, after becoming exercisable and prior to the termination of the Option; provided, that
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no single exercise of the Option shall be for less than 10 shares, unless the number of shares purchased is the total number at the time available for purchase under this Option.

     3.2.  TERMINATION OF EMPLOYMENT

     The Optionee may exercise the Option only while the Optionee is employed by the Company, except as provided in this Section 3.2 or in Section 3.3 or 3.4 hereof. In the event that the Optionee's termination of employment is by reason of the Optionee's retirement with the consent of the Company in accordance with the normal retirement policies of the Company, then the Optionee shall have the right (subject to the general limitations on exercise set forth in this Article
3) at any time within three months after such retirement and prior to the termination of the Option pursuant to Section 3.5 below, to exercise, in whole or in part, any Option held by such Optionee at the date of such retirement, whether or not such Option was exercisable immediately prior to such retirement.

     3.3.  DEATH

     In the event of the Optionee's death while employed by the Company, the personal representative or legatees or distributees of the Optionee's estate, as the case may be, shall have the right (subject to the limitations on exercise set forth in this Article 3), to exercise any Option held by the Optionee at the date of such Optionee's death, whether or not the Option was exercisable on the date of the Optionee's death, at any time within one year after the date of the Optionee's death and prior to the termination of the Option as set forth in
Section 3.5. hereof.

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     3.4.  DISABILITY

     If the Optionee's termination of employment is by reason of "permanent and total disability" (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), the Optionee shall have the right (subject to the limitations on exercise set forth in this Article 3) to exercise all or any part of the Option, whether or not the Option was exercisable immediately prior to the termination of employment, at any time within one year after such termination of employment and prior to the termination of the Option as set forth in Section 3.5 hereof.

     3.5.  TERMINATION OF OPTION

     The Option shall terminate upon the earlier of (i) the expiration of a period of 10 years from the Date of Grant, or (ii) the Optionee's termination of employment with the Company.

     3.5.1.  LIMITATIONS ON EXERCISE OF OPTION

     In no event may the Option be exercised prior to the occurrence of a Change in Control without the prior written approval and consent of the shareholders of the Company. Notwithstanding the foregoing, if not earlier exercised, the Option may be exercised, even if a Change in Control has not occurred, beginning on the date which is nine years and nine months following the Date of Grant. In no event, however, shall the Option be exercisable, in whole or in part, after 10 years following the Date of Grant. In no event may the Option be exercised for a fractional share.

     3.6.  METHOD OF EXERCISE OF OPTION

     Subject to the terms and conditions of this Option Agreement, the Option may be exercised by delivering written notice of exercise to the Company, at its principal office, addressed to the attention of the President, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the Option Shares purchased pursuant to the exercise of the Option shall be made in whole or in part either: (i) in cash or by check payable to the order of the Company;
(ii) to the extent permitted by applicable law and agreed to by the Company, by the delivery to the Company of a promissory note of the person exercising the Option, in which such person promises to pay the Option Price to the Company on such terms (including, without limitation, payment of interest) as shall be agreed to by the Company; (iii) to the extent permitted by applicable law through the tender to the Company of shares of the Company previously acquired by the Optionee and held for a period of at least six months, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined by the Board of Directors of the Company) on the date of exercise; or (iv) by a combination of the foregoing methods. If the person exercising the Option is not the Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. An attempt to exercise the Option granted hereunder other than as set forth above shall

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be invalid and of no force and effect. Promptly after exercise of the Option as provided above, the Company shall deliver to the person exercising the Option a certificate or certificates for the Option Shares being purchased. Upon acceptance of payment of the Option Price by the Company, Optionee shall execute the Operating Agreement of the Company then in effect (the "Operating Agreement") and shall become subject to all of the rights, restrictions and limitations of a shareholder of the Company.

4.   TRANSFERABILITY

     4.1.  TRANSFERABILITY OF OPTIONS

     During the lifetime of an Optionee, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

     4.2.  TRANSFERABILITY OF OPTION SHARES

     An Optionee (or any other person who is entitled to exercise an Option pursuant to the terms of this Agreement) shall not sell, pledge, assign, give or otherwise transfer or dispose of any Option Shares except in accordance with the provisions of the Operating Agreement.

     4.3.  PUBLICLY TRADED SHARES

     If the Shares become listed on an established national or regional exchange or are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded in an established securities market, the foregoing restrictions of this Section 4 shall terminate as of the first date that the Shares are so listed, quoted or publicly traded.

     4.4.  LEGEND DESCRIBING RESTRICTIONS AND OBLIGATIONS

     The Board may cause a legend to be placed prominently on certificates representing Shares issued pursuant to this Option Agreement in order to give notice of the transferability restrictions and obligations imposed by this
Section 4.

5.   RIGHTS AS SHAREHOLDER

     Neither the Optionee nor any executor, administrator, distributee or legatee of the Optionee's estate shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any Option Shares issuable hereunder unless and until such shares have been fully paid and certificates representing such shares have been endorsed, transferred and delivered, and the name of the Optionee (or of such personal representative, administrator, distributee or legatee of the Optionee's estate) has been entered as the shareholder of record on the books of the Company.

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6.   WITHHOLDING OF TAXES

     The parties hereto recognize that the Company may be obligated to withhold federal and local income taxes and Social Security taxes to the extent that the Optionee realizes ordinary income in connection with the exercise of the Option or in connection with a disposition of any Option Shares acquired by exercise of the Option. The Optionee agrees that the Company may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Optionee, and also agrees that upon demand the Optionee will promptly pay to the Company any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or by certified check payable to the order of the Company, or, at the discretion of the Company, may be made by withholding Option Shares upon exercise sufficient to cover the tax liability.

7.   DISCLAIMER OF RIGHTS

     No provision in this Option Agreement shall be construed to confer upon the Optionee the right to be employed by the Company, or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of the Optionee at any time, or to terminate any employment or other relationship between the Optionee and the Company.

8.   INTERPRETATION OF THIS OPTION AGREEMENT

     All decisions and interpretations made by the Board of Directors of the Company with respect to any issue of interpretation of this Option Agreement shall be binding and conclusive on the Company and the Optionee and any other person entitled to exercise the Option as provided for herein.

9.   GOVERNING LAW

     This Option Agreement shall be governed by the laws of the State of Georgia.

10.  BINDING EFFECT

     Subject to all restrictions provided for in this Option Agreement and by applicable law relating to assignment and transfer of this Option Agreement and the Option provided for herein, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

11.  NOTICE

     Any notice hereunder by the Optionee to the Company shall be in writing and shall be deemed duly given if mailed or delivered to the Company at its principal office, addressed to the attention of the President, or if so mailed or delivered to such other address as the Company may hereafter designate by notice to the Optionee. Any notice hereunder by the Company to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the

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Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Company.

12.  ENTIRE AGREEMENT

     This Option Agreement constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof, including the Prior Option. Neither this Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the Optionee; provided, however, that the Company unilaterally may waive any
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provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Option Agreement, or caused this Option Agreement to be duly executed on their behalf, as of the day and year first above written.


OPTIONEE:                                    MANHATTAN ASSOCIATES, LLC

/s/ J. Paul Furbish, Jr                      By:    /s/ Alan J. Dabbiere
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J. PAUL FURBISH, JR.
                                             Title:   President
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